EXHIBIT 10.16

CLOSING AND ESCROW AGREEMENT

THIS CLOSING AND ESCROW AGREEMENT (this “Agreement”), is effective as of December 30, 2021 (the “Effective Date”), by and among WestFREIT Corp. (“Westridge Owner”), Damascus Centre, LLC (“Damascus Owner”), and Grande Rotunda, LLC (“Rotunda Owner”; each also individually and collectively “Seller”; and MCB Acquisition Company LLC (“Purchaser”).

WITNESSETH:

A.       Seller and Purchaser entered into that certain Purchase and Sale Agreement dated November 22, 2021 (the “Original Agreement”), as amended by First Amendment to Purchase and Sale Agreement dated December 22, 2021 (the “First Amendment”), by Second Amendment to Purchase and Sale Agreement dated as of December 23, 2021 (the Second Amendment”), and by Third Amendment to Purchase and Sale Agreement dated as of December 28, 2021 (the Third Amendment”) (such Original Agreement, First Amendment, Second Amendment, Third Amendment and this Agreement hereinafter collectively the “Agreement”), pertaining to the purchase and sale of three (3) properties located in Maryland and described in the Agreement as the Westridge Property, the Damascus Property and the Rotunda Property, all as more particularly described in the Agreement.

B.       Seller and Purchaser have agreed, among other things, to bifurcate settlement of the transaction into more than one closing and to provide for an escrow of certain funds to address a certain tenant issue at one of the Properties, all as set forth hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Purchaser set forth below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.       Incorporation of Recitals. The recitals set forth above are hereby incorporated into and made a part of this Agreement.

2.       Definitions. Unless otherwise expressly provided herein, all capitalized terms not expressly defined herein shall have the meanings ascribed to such terms in the Agreement.

3.       Amendment to Closing Date. The Closing Date, as established in the Original Agreement and amended in the Third Amendment, is hereby further amended to occur (i) with regard to the Rotunda Property and, if mutually agreed by the Seller and Purchaser, the Westridge Property (in either case, the “First Closing Property”), on December 30, 2021 (the “First Closing Date”), and (ii) with regard to the remaining Property beyond the First Closing Property which is not closed on the First Closing Date (the “Second Closing Property”), on that date established as the Closing Date in Section 4 of the Third Amendment (the “Second Closing Date”).

4.      Application of the Purchase Price. The portions of the Purchase Price (modified and set forth in Section 3 of the Third Amendment) to apply to the First Closing Property on the First Closing Date, and to apply to the Second Closing Property on the Second Closing Date, shall be in accordance with the allocations of the Purchase Price set forth in such Section 3 of the Third Amendment (amending Section 2.1(a) of the Original Agreement).

5.       Application of the Deposit. Notwithstanding anything to the contrary in the Agreement, the Deposit under the Agreement (posted as contemplated in Section 4 of the Second Amendment) shall not be applied and credited toward the portion of the Purchase Price for the First Closing Property on the First Closing Date, but shall rather remain in escrow in full, according to the terms of the Agreement, to be applied and credited toward the portion of the Purchase Price for the Second Closing Property on the Second Closing Date. All other provisions regarding the application, payment, return and/or forfeiture of the Deposit in the Agreement shall be remain unchanged.

6.       Application of Agreement to Closings. All terms, covenants, conditions and liabilities of the Seller and the Purchaser under the Agreement (collectively the “Obligations”) shall apply to all of the Property under the Agreement in the same manner as set forth prior to the effectiveness of this Agreement (and notwithstanding the bifurcation of the Closing Date provided herein). Notwithstanding the foregoing, those portions of the Obligations set forth in the Agreement as applicable after the Closing Date (including but not limited to representations and warranties set forth in Sections 6.1 and 6.2 of the Original Agreement, the apportionments described in Section 8.1 of the Original Agreement, the Survival Period and Cap set forth in Section 10.1 of the Original Agreement, and the like) shall be applied and applicable, with regard to the First Closing Property, after the First Closing Date, and shall be applied and applicable, with regard to the Second Closing Property, after the Second Closing Date.

7.      Escrow Funds. The parties acknowledge that a tenant at the Rotunda Property, the Association of Universities for Research in Astronomy (the “Space Telescope Tenant”), under Lease dated 6/1/2015 and amended 7/19/2016, 3/30/2017, 4/23/2019 and 5/31/20 (the “Space Telescope Lease”), has raised a claim for certain reimbursements of space improvement costs that are in dispute by the Rotunda Owner as landlord under the Space Telescope Lease. As security for resolution of such dispute, the Seller has agreed to place in escrow with the Escrow Agent a portion of the proceeds of the Purchase Price in the amount of $90,000.00 (the “STT Escrow Funds”) as security for resolution of such dispute with the Space Telescope Tenant. The parties agree to cooperate together and work in good faith to resolve such dispute, to the reasonable satisfaction of the Seller and the Purchaser, as promptly as possible after closing on the purchase and sale of the Rotunda Property on the First Closing Date. In the event that such dispute is not resolved within sixty (60) days after the First Closing Date, the Purchaser shall be entitled to receipt of such escrowed funds and to apply such funds toward resolution of the dispute. Any such application of any portion of the funds by the Purchaser towards resolution of the dispute shall be subject to the approval of the Seller (such approval not to be unreasonably withheld, conditioned or delayed). The Seller shall be entitled to (i) return of any of the STT Escrow Funds which are ultimately not applied toward final resolution of the dispute which is effectuated with the Space Telescope Tenant, and (ii) in all events, a return of any STT Escrow Funds which remain in escrow with the Escrow Agent one hundred and eighty (180) days after the First Closing Date. The parties agree, promptly after the First Closing Date, to enter into any reasonable separate agreement covering such holding and disbursement of the STT Escrow Funds that may be required by the Escrow Agent.

8.       Required Estoppels. The parties acknowledge that one or more of the Required Estoppel Certificates from certain Required Tenants may not have been delivered in connection with the First Closing Property on the First Closing Date as required by Section 7.9 of the Original Agreement. In such event, the Seller agrees that (i) the Seller’s Obligations regarding the delivery of such Required Estoppel Certificates (including Seller’s obligation to use good faith and commercially reasonable efforts to obtain them) shall continue after the First Closing Date, and (ii) until actual delivery of such Required Estoppels, the Seller shall be deemed to have made such Required Estoppel Certificates, in the form most recently requested from the applicable Required Tenants, as additional representations and warranties under Section 6.1 of the Original Agreement, but as qualified to the Seller’s knowledge in all respects. For purposes of clarification of the foregoing clause (i) in this provision, the parties acknowledge and agree that an estoppel certificate has been delivered from the Required Tenant known as “Brick Bodies”, but such estoppel certificate has not yet satisfied the requirements of a Required Estoppel Certificate from such Required Tenant. In addition, for purposes of clarification of clause (ii) above in this provision, the representations and warranties of the Seller with regard to the Required Tenant Estoppels shall be treated as Guaranteed Obligations under Section 10.1(b) of the Original Agreement and subject to the Basket, Cap and Survival Period under Section 10.1(a) of the Original Agreement. Upon delivery of the Required Tenant Estoppels as executed by the Required Tenants, and in all events upon expiration of the Survival Period (regardless of whether or not the Required Estoppel Certificates as executed by the Required Tenants have been delivered at such time), the additional representations and warranties created by this provision shall have expired and been extinguished, with any further Obligations of the Seller with respect thereto being deemed waived and released.

9.       Full Force and Effect. Except as amended hereby, the Agreement remains unmodified and in full force and effect, binding on the parties according to its terms.

10.       Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:

WestFREIT Corp.,
a Maryland corporation

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

Damascus Centre, LLC,
a New Jersey limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

Grande Rotunda, LLC,
a Maryland limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

[Signatures Continue on Following Page]

PURCHASER:

MCB Acquisition Company, LLC,
a Maryland limited liability company

By:	/s/ P. David Bramble
P. David Bramble
Executive Manager

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